UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2011

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in the section of the Preliminary Prospectus Supplement (as defined in Item 8.01 of this Current Report below) entitled “Summary – Recent Developments” is incorporated herein by reference.

Item 8.01	Other Events.

On April 12, 2011, Primerica, Inc. (“Primerica”) filed with the Securities and Exchange Commission a Preliminary Prospectus Supplement to its effective shelf registration statement on Form S-3 (File No. 333-173271) (the “Preliminary Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of 12,000,000 shares of Primerica common stock owned by Citigroup Insurance Holding Corporation. The Preliminary Prospectus Supplement contains certain supplemental and revised disclosure regarding Primerica’s business, including recent developments and risk factors, principally that set forth in the section of the Preliminary Prospectus Supplement entitled “Risk Factors—Risks Related to Our Investments and Savings Products Business—If heightened standards of conduct or more stringent licensing requirements, such as those recently proposed by the SEC and the DOL, are imposed on us or our sales representatives or selling compensation is reduced as a result of new legislation or regulations, it could have a material adverse effect on our business, financial condition and results of operations.” The Preliminary Prospectus Supplement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Preliminary Prospectus Supplement, dated April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Preliminary Prospectus Supplement, dated April 12, 2011.

4